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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    Form 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                December 13, 1996
                Date of Report (Date of earliest event reported)



                          UNIVERSAL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



MINNESOTA                            0-18823                      41-0776502
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


                           5000 Winnetka Avenue North
                           New Hope, Minnesota  55428
                    (Address of principal executive offices)

                                 (612) 533-1169
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     The Company is a party to a Loan and Security Agreement (the "Revolver") with Bankamerica Business Credit, Inc. (the "Lender"). The Company was in technical default of several covenants under the Revolver in October and November 1996 relating to (i) the Company's net worth, (ii) excess advances to its affiliate, Odds-N-End's, Inc., and (iii) excess investments in the Company's subsidiary, Universal Asset-Based Services, Inc.

     The Lender has waived these technical defaults under the Revolver.
Further, effective December 10, 1996, the Lender and the Company have amended the Revolver. As a result of the amendment, certain definitions and covenants relating to the technical defaults identified above were restructured. In addition, the maturity date of the Revolver was shortened by ten months to March 31, 1997. Accordingly, as of December 31, 1996, these borrowings that would have otherwise have been reflected as long-term debt will be reclassified as short-term debt. The Company is presently in discussions with several lenders for a replacement line of credit. Management believes that such replacement line of credit will be in place by March 31, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        Filed herewith are the following exhibits:

10.1.1 Waiver and Second Amendment to Loan and Security Agreement by and among Universal International, Inc., Only Deals, Inc. and Bankamerica Business Credit, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   UNIVERSAL INTERNATIONAL, INC.
                                   (Registrant)



Dated: December 13, 1996           By /s/ James A. Patineau
                                     -------------------------------------------
                                        James A. Patineau
                                        Its Chief Financial Officer


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